Exhibit 10.1

CONSULTING AGREEMENT

THIS CONSULTING AGREEMENT (the "Agreement") is made and entered into on February 12, 2010 (the "Effective Date") by and between Rexahn Pharmaceuticals, Inc., located at 15245 Shady Grove Road, Suite 455, Rockville, MD 20850 (the "Company") and JFS Investments located at 35 Crest Loop, Staten Island, NY 10312 (''the Consultant").

WHEREAS:

A. The Consultant has the professional business and financial expertise and experience to assist the Company; and
B. The Consultant is offering its services as a consultant to the Company; and
C. The Company desires to retain the Consultant as an independent consultant and to memorialize the Consultant's scope of work for the Company by entering into this written Agreement.

NOW, THEREFORE, in consideration of mutual promises herein set forth, and for other good and valuable consideration, the receipt and sufficiency of which are acknowledged, the parties hereby agree as follows:

1.
DUTIES.  The Company hereby engages the Consultant and the Consultant hereby accepts the engagement as a consultant pursuant to the terms of this Agreement. A description of the Consultant's scope of work is better described in Exhibit A and is incorporated by reference herein. The parties understand and agree, and it is the express intention of the parties to this Agreement, that the Consultant is an independent contractor, and not an employee or agent of the Company for any purpose whatsoever. Consultant shall perform all duties and obligations as set forth in this Agreement in a manner consistent with professional standard of care. The Consultant agrees to make Mr. Joseph Salvani available at such times as may be scheduled by the Company. It is understood, however, that the Consultant will maintain Consultant's own business in addition to providing services to the Company. The Consultant agrees to promptly perform all services required of the Consultant hereunder in an efficient, professional, trustworthy and businesslike manner. The parties agree that the Consultant will utilize only materials, reports, financial information or other documentation that is approved in writing in advance by the Company.

2.	CONSULTING SERVICES & COMPENSATION. For services rendered hereunder, the Consultant shall receive:

a.
One Hundred and Eighty Thousand (180,000) shares of the Company’s restricted common stock (“Shares”) shall be issued upon signing of this Agreement. Of the 180,000 shares, 120,000 shares should be put in the name of JFS Investments, and 60,000 shares in the name of Samel.

b.
In the event that that the parties agree to extend the Agreement pursuant to Section 7, the Company agrees to pay the consultant One Hundred and Twenty Thousand (120,000) shares of restricted common stock for each subsequent month from the fourth month to the twelfth month of the service. Of the 120,000 shares of restricted common stock for the subsequent months, 80,000 shares should be put in the name of JFS Investments and 40,000 shares in the name of Samel.

3.
EXPENSES.  In addition to the compensation in Section 2 above, the Company agrees to reimburse The Consultant from time to time upon presentation of receipt for reasonable out-of-pocket expenses incurred by the Consultant in connection with its activities under this agreement, provided, however The Consultant shall not incur any expense in excess of $1,000 or $2,500 cumulative without prior written company consent. These expenses include but are not limited to airfare, hotel lodging, meals, transportation, outside consultants, printing and overnight express mail.

4.
CONFIDENTIALITY.  The Consultant shall maintain in strict confidence all knowledge and information of a proprietary or confidential nature relating to the Company which the Consultant obtains during the Consulting period, from the Company or the Company's employees or agents. The Consultant shall hold such knowledge and information in trust solely for the Company's benefit and use and shall not be directly or indirectly disclosed by the Consultant to any person without the prior written consent of the Company, which consent may be withheld by the Company in its sole discretion.

5.
INDEPENDENT CONTRACTOR STATUS.  Consultant understands that since the personnel made available by the Consultant is not an employee of the Company, the Company will not withhold income taxes or pay any employee taxes on its behalf, nor will it receive any fringe benefits. The Consultant shall not have any authority to assume or create any obligations, express or implied, on behalf of the Company and shall have no authority to represent the Company as agent, employee or in any other capacity. The Consultant agrees to indemnify and hold harmless the Company from and against any and all claims, liabilities, demands, losses or expenses incurred by the Company if (i) the Consultant fails to pay any applicable income and/or employment taxes (including interest or penalties of whatever nature), in any amount, relating to the Consultant's rendering of consulting services to the Company, including any attorney's fees or costs to the prevailing party to enforce this indemnity, or (ii) Consultant takes any action or fails to take any action in accordance with the Company’s instructions. The Consultant shall hold valid workers' compensation insurance coverage during the term of this Agreement and agrees to indemnify, defend and hold the Company harmless of and from any and all claims arising out of any injury, disability or death of the Consultant.

6.	REPRESENATIONS AND WARRANTS. For purposes of this Agreement, the Consultant represents and warrants as follows:

a.
The Consultant (i) has adequate means of providing for the Consultant's current needs and possible personal contingencies, (ii) has no need for liquidity in this investment, (iii) is able to bear the substantial economic risks of an investment in the Shares for an indefinite period, (iv) at the present time, can afford a complete loss of such investment, and (v) is an "accredited investor" as defined in the Securities Act of 1933, as amended.

b.
The Consultant does not have a preexisting personal or business relationship with the Company or any of its directors or executive officers, or by reason of any business or financial experience or the business or  financial experience of any professional advisors who are unaffiliated with and who are compensated by the Company or any affiliate or selling agent of the Company, directly or indirectly, could be reasonably assumed to have the capacity to protect the Consultant's interests in connection with the investment in the Company.

c.            The Consultant is aware that:

i.	The Shares are not transferable under this Agreement and applicable securities laws; and

ii.
The Articles of Incorporation and Bylaws of the Company contain provisions that limit or eliminate the personal liability of the officers, directors and agents of the Company and indemnify such parties for certain damages relating to the Company, including damages in connection with the issuance of Shares and the good-faith management and operation of the Company.

d.
The Consultant acknowledges that the Shares are not currently registered under any registration statement with the Securities and Exchange Commission (SEC) and the Consultant agrees not to assign, pledge, or hypothecate the Shares for one year from the date of the issuance of the Shares.

e.	The Consultant has not been furnished any offering literature and has not been otherwise solicited by the Company.

f.
The Company and its officers, directors and agents have answered all inquiries that the Consultant has made of them concerning the Company or any other matters relating to the formation, operation and proposed operation of the Company and the offering and sale of the Shares.

g.
The Consultant is duly organized and in good standing in the state of its incorporation and is authorized and otherwise duly qualified to purchase and hold the Shares. Such entity has its principal place for business as set forth herein and has not been formed for the specific purpose of acquiring the Shares.

h.
All information that the Consultant has provided to the Company concerning the Consultant, the Consultant's financial position and the Consultant's knowledge of financial and business matters, or the knowledge of financial and business matters of the person making the investment decision on behalf of such entity, including all information contained herein, is correct and complete as of the Effective Date and may be relied upon, and if there should be any material adverse change in such information prior to this subscription being accepted, the Consultant will immediately provide the Company with such information.

i.
The Consultant certifies, under penalties of perjury (i) that the taxpayer identification number provided the Company is true, correct and complete, and (ii) that the Consultant is not subject to backup withholding as a result of a failure to report all interest or dividends, or because the Internal Revenue Service has notified the Consultant that the Consultant is no longer subject to backup withholding.

j.
In rendering the services hereunder and in connection with the Shares, the Consultant agrees to comply with all applicable federal and state securities laws, the rules and regulations thereunder, the rules and regulations of any exchange or quotation service on which the Company's securities are listed and the rules and regulations of the Financial Industry Regulatory Authority.

7.
TERMINATION. After the first Ninety (90) days, this Agreement shall automatically terminate unless extended by the written agreement of the parties. Thereafter, either party may terminate this Agreement at any time at will with or without cause by giving thirty (30) days written notice to the other party. Should the Consultant default in the performance of this Agreement or materially breach any of its provisions, the Company may, in its sole discretion, terminate this Agreement immediately upon written notice to the Consultant.

8.
NO THIRD PARTY RIGHTS. The parties warrant and represent that they are authorized to enter into this Agreement and that no third parties, other than the parties hereto, have any interest in any of the services or the Warrant contemplated hereby.

9.
ABSENCE OF WARRANTIES AND REPRESENTATIONS. Each party hereto acknowledges that they have signed this Agreement without having relied upon or being induced by any agreement, warranty or representation of fact or opinion of any person not expressly set forth herein. All representations and warranties of either party contained herein shall survive its signing and delivery.

10.	GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to its conflicts of law principles.

11.
ATTORNEY'S FEES. In the event of any controversy, claim or dispute between the parties hereto, arising out of or in any manner relating to this Agreement, including an attempt to rescind or set aside, the prevailing party in any action brought to settle such controversy, claim or dispute shall be entitled to recover reasonable attorney's fees and costs.

12.
ARBITRATION. Any and all controversy between the parties regarding the construction or application of this Agreement, any claim arising out of this Agreement or its breach, shall be submitted to arbitration in Washington, DC before one arbitrator in accordance with the Commercial Arbitration Rules of the American Arbitration Association, upon the written request of one party after service of that request on the other party. The cost of arbitration shall be borne by the losing party. The arbitrator is also authorized to award attorney's fees to the prevailing party.

13.
VALIDITY. If any paragraph, sentence, term or provision hereof shall be held to be invalid or unenforceable for any reason, such invalidity or unenforceability shall not affect the validity enforceability of any other paragraph, sentence, term and provision hereof. To the extent required, any paragraph, sentence, term or provision of this Agreement may be modified by the parties hereto by written amendment to preserve its validity.

14.
NON-DISCLOSURE OF TERMS. The terms of this Agreement shall be kept confidential, and no party, representative, or attorney shall reveal its contents to any third party except as required by law or as necessary to comply with law or preexisting contractual commitments.

15
ENTIRE AGREEMENT. This Agreement constitutes the entire understanding and agreement of the parties with respect to the subject matter hereof, and supersedes all prior or contemporaneous agreements and understands, oral or written, and cannot be altered or amended except by an amendment duly executed by all parties hereto. This Agreement shall be binding upon and inure to the benefit of the successors, assigns and personal representative of the parties.

IN WITFESS WHEREOF, the parties hereto have executed this Consulting Agreement effective as of the date first written above.

Rexahn Pharmaceuticals, Inc.	JFS Investments Inc.

/s/ Ted Jeong	/s/ Joseph M. Salvani
Ted Jeong	Joseph M. Salvani
CFO	President

EXHIBIT A

SCOPE OF WORK

The Consultant agrees, to the extent reasonably required in the conduct of its business with the Company, to place at the disposal of the Company its judgment and experience and to provide business development services to the Company including, but not limited, to, the following:

(i)	review the Company’s financial requirements;
(ii)	analyze and assess alternatives for meeting the Company’s financial requirements;
(iii)	provide introductions to professional analysts, money managers, and other potential investors;
(iv)	assist the Company in obtaining financing, such arrangements to be determined and governed by separate and distinct financing agreements;
(v)	provide analysis of the Company’s industry and competitors in the form of general industry reports provided directly to Company;
(vi)	assist the Company in developing corporate partnering relationships;
(vii)	provide a weekly status report via e-mail detailing names, contact information and feedback, among other items;
(viii)	organize a minimum of 5 qualified equity fund presentations about the Company per month to be done by consultant and/or management; and
(ix)	assist the Company in managing its investor relations.